EXHIBIT 4(G)


                                    TXU CORP.

                              OFFICER'S CERTIFICATE

                   , the           of TXU Corp. a Texas corporation (the
     --------------      ---------
"Company"), pursuant to the authority granted in the Board Resolutions of the
Company dated       ,     , and Sections 201, 301 and 1501 of the Indenture
              ------  ----
defined herein, does hereby certify to The Bank of New York, as Trustee (the "Trustee") under the Indenture of the Company (For Unsecured Debt Securities
Series  ) dated as of            ,      (the "Indenture") that:
       -              -----------  ----

1.   The Securities of the first series to be issued under the Indenture shall
     be designated "  % Series     [Floating Rate] Senior Notes due
                    --         ---
                 ,     " (the "Series   Notes"). All capitalized terms used in
     ------------  ----               -
     this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture;

2.   The Series   Notes shall mature and the principal thereof shall be due and
                -
     payable together with all accrued and unpaid interest thereon on
                 ,     ;
     ------------  ----

3.   The Series   Notes shall bear interest as provided in the form thereof set
                -
     forth in Exhibit A hereto. [The Calculation Agent for the Series   Notes
                                                                      -
     shall be                     , or its successor as Calculation Agent. At
              --------------------
     any time, the Company may designate a successor Calculation Agent, who may be any Person who is eligible to be a successor Trustee or co-trustee under the Indenture or who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any Affiliate of the Company, (c) is not connected with the Company as an officer, employee, promoter, underwriter, partner, director or person performing similar functions, (d) is selected by an Authorized Officer and (e) is approved by the Trustee in the exercise of reasonable care;]1

4.   The principal and each installment of interest on the Series   Notes shall
                                                                  -
     be payable at the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and
     provided further that so long as the Series   Notes are registered in the
                                                 -
     name of The Depository Trust Company ("DTC"), or its nominee as discussed below, all payments of principal and interest in respect of the Series
                                                                            -
     Notes will be made in immediately available funds. Notices and demands to
     or upon the Company in respect of the Series   Notes may be served at the
                                                  -
     office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment and service of notices and demands and the Company hereby appoints The Bank of New York as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The registration and registration of transfers and exchanges in respect of the
     Series   Notes may be effected at the offices of TXU Business Services
            -
     Company in Dallas, Texas. TXU Business Services Company will initially be the Security Registrar and the Trustee will initially be the Paying Agent
     for the Series   Notes;
                    -


------------------------
1 Applicable to Floating Rate Senior Notes.

5.   [Redemption provisions for the Series   Notes will be inserted here];
                                           -

6.   Initially the Series   Notes will be issued in global form registered in
                          -
     the name of Cede & Co. (as nominee for DTC, the initial securities
     depositary for the Series   Notes). The Series     Notes in global form
                               -                    ---
     shall bear the depository legend in substantially the form set forth in Exhibit A hereto, and may bear such other legends as DTC may reasonably
     request. So long as the Series   Notes are held solely in global form, the
                                    -
     Regular Record Date shall be the Business Day immediately preceding the
     relevant Interest Payment Date; if the Series   Notes are registered in the
                                                   -
     names of additional Holders, the Company shall have the right to select a
     Regular Record Date for such Series   Notes, which shall be at least one
                                         -
     Business Day but not more than    Business Days prior to the relevant
                                    --
     Interest Payment Date. So long as the Series   Notes are Outstanding in
                                                  -
     global form registered in the name of DTC or its nominee, all payments of principal and interest will be made by the Company in immediately available funds;

7. The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in
     the Series     Notes and, if and to the extent that the Series     Notes
                ---                                                 ---
     are held by a depository, for any depository records of beneficial interests or for any transactions between the depository and beneficial areas;

8.   No service charge shall be made for the registration of transfer or
     exchange of the Series   Notes; provided, however, that the Company may
                            -
     require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

9.   If the Company shall make any deposit of money and/or Eligible Obligations
     with respect to any Series   Notes, or any portion of the principal amount
                                -
     thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

          (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Series
                                                                             -
     Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on
     such Series   Notes or portions thereof, all in accordance with and subject
                 -
     to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

          (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such
     Series   Notes, or portions of the principal amount thereof, will not
            -
     recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

10.  The obligations of the Company under the Series   Notes and under the
                                                     -
     Indenture to the extent related to such series will be subject to assignment by the Company to and assumption by a wholly owned Subsidiary of
     the Company at any time, as provided in the form of Series   Notes set
                                                                -
     forth in Exhibit A hereto, provided, however, that the Company shall not make any such assignment unless the Company shall deliver to the Trustee an
     Opinion of Counsel to the effect that the Holders of such Series   Notes,
                                                                      -
     or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such assignment and assumption;

     In the event that such Subsidiary assumes the obligations under the Series
       Notes, the Company will issue an unconditional guarantee of the Series
     -                                                                        -
     Notes which guarantee shall be in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will remain fully and unconditionally liable for the payment obligations of such assuming
     Subsidiary under the Series   Notes and under the Indenture, including,
                                 -
     without limitation, payment, as and when due, of the principal of, premium,
     if any, and interest on, the Series   Notes. Other than the obligation to
                                         -
     make payments of the principal of, premium, if any, and interest on, the
     Series   Notes and payments to the Trustee under Section 907 of the
            -
     Indenture, the Company will be released and discharged from all of its other obligations under the Indenture. The foregoing assignment and assumption shall be in compliance with applicable law, including the Securities Act.

     If the Company assigns its obligations under the Indenture to a Subsidiary, the guarantee will provide that if there is an Event of Default and the Holders are prevented by applicable law from exercising their rights to
     accelerate the maturity of the Series   Notes, to collect interest on the
                                           -
     Series   Notes, or to enforce any other right or remedy with respect to the
            -
     Series   Notes, the Company will pay, upon demand, the amount that would
            -
     otherwise have been due and payable had the exercise of such rights and remedies been permissible.

     If the Company assigns its obligations under the Indenture to a Subsidiary that is organized in a foreign jurisdiction, it will also agree that all
     payments made by the Company pursuant to the Series   Notes or its
                                                         -
     guarantee on the Series   Notes will be made without withholding or
                             -
     deduction for any foreign taxes or other foreign governmental charges
     imposed with respect to payments on the Series   Notes, unless such
                                                    -
     withholding or deduction is required by law. If any such withholding or
     deduction is made, the Company shall pay to each Holder of Series   Notes
                                                                       -
     the amount that would otherwise have been due to that Holder in the absence of such withholding or deduction, after any additional taxes or other charges payable in respect of such Company payment ("Additional Amounts"), except that no such Additional Amounts shall be payable:

          (A) to or for a Holder who is liable for those foreign taxes or charges because of the Holder's connection with the relevant jurisdiction, whether as a citizen, a resident or a national of the jurisdiction or because the Holder carries on a business or maintains a permanent establishment there or is physically present there;

          (B) to or for a Holder who presents a Series   Note required to be
                                                       -
     presented for payment more than 30 days after the date on which payment first becomes due, unless that Holder would have been entitled to such Additional Amounts by presenting such security during the 30 day period;

          (C) to or for a Holder who presents a Series   Note, where
                                                       -
     presentation is required, at any place other than in The City of New York, unless the Company does not provide a place for presentation within The City of New York; or

          (D) to or for a Holder who is liable for the tax or charge because the Holder failed to take appropriate and available steps to declare non-residence or request exemption from the relevant tax authority.

     No Additional Amounts will be payable with respect to any Series   Notes if
                                                                      -
     the beneficial owner would not have been entitled to such payment if that beneficial owner had been a Holder;

11.  The Series   Notes shall have such other terms and provisions as are
                -
     provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form;

12. The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto,
     relating to the issuance of the Series   Notes and in respect of compliance
                                            -
     with which this certificate is made;

13. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

14. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

15. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any, provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating
     to the authentication and delivery of the Series   Notes requested in the
                                                      -
     accompanying Company Order 1-D-1, have been complied with.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate this
                                                                         ----
day of          ,     .
       ---------  ----


                                             ----------------------------
                                             Treasurer

                                                                       EXHIBIT A


                               [depository legend]

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO.                                                        CUSIP NO.
   ---------------                                                  ----------


                     [FORM OF FACE OF SERIES   SENIOR NOTE]
                                             -

                                    TXU CORP.

               % [FLOATING RATE] SENIOR NOTES DUE             ,
             --                                   ------------  ----

     TXU CORP., a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to

or registered assigns, the principal sum of                      Dollars on
                                            --------------------
                  , and to pay interest on said principal sum semi-annually
------------------
on         and           [quarterly on      ,          ,           and
  --------     ---------               -----  ---------  ---------
            ] of each year commencing            ,      (each an Interest
-----------                           -----------  ----
Payment Date) at the per annum interest rate of   % [determined by the
                                                --
Calculation Agent on each Interest Determination Date, as such terms are defined herein],2 until the principal hereof is paid or made available for payment.
Interest on the Securities of this series will accrue from             ,     ,
                                                           ------------  ----
to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day immediately preceding such Interest Payment Date, so long as the Securities of this Series are registered in the name of the securities depository, provided, however, that interest payable at


------------------------
2 Applicable to Floating Rate Senior Notes.

Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payment of the principal of (and premium, if any) and interest on this Security will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the Person entitled thereto.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TXU CORP.


                                        By:
                                           ------------------------------------


                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                        THE BANK OF NEW YORK, as Trustee



                                        By:
                                           ------------------------------------
                                           Authorized Signatory

                    [FORM OF REVERSE OF SERIES   SENIOR NOTE]
                                               -

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (for Unsecured Debt Securities Series ), dated as of
                                                                -
           ,      (herein, together with any amendments thereto, called the
-----------  ----
"Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board
Resolutions and Officer's Certificate filed with the Trustee on             ,
                                                                ------------
      creating the series designated on the face hereof, for a statement of the
-----
respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          [Interest Calculation Provisions, if applicable, will be inserted here]3

          [Redemption provisions will be inserted here]

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer's Certificate described above.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the


------------------------
3 Applicable to Floating Rate Senior Notes.

Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          The Securities of this series are issuable only in registered form
without coupons in denominations of $     and in integral multiples of $      in
                                     ----                               -----
excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Unless an Event of Default, or an event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, the obligations of the Company under the Securities of this series and the Indenture to the extent related to such series may be assigned by the Company to, and be assumed in whole, on a full recourse basis, by a wholly owned Subsidiary of the Company at any time; provided, however, that such assumption
                                       --------  -------
shall be subject to, and permitted only upon the fulfillment and satisfaction of, the following terms and conditions: (a) an assumption agreement and a supplemental indenture to the Indenture evidencing such assumption shall be in substance and form reasonably satisfactory to the Trustee and shall, inter alia, include modifications and amendments to the Indenture making the obligations under the Securities of this series and under the Indenture to the extent related to such series primary obligations of such Subsidiary, substituting such Subsidiary of the Company for the Company in the form of the Securities of this series and in provisions of the Indenture to the extent related to this series and releasing and discharging the Company from its obligations under the Securities of this series and the Indenture to the extent related to this series; and (b) the Trustee shall have received (i) an executed counterpart of such assumption agreement and supplemental indenture; (ii) evidence satisfactory to the Trustee and the Company that all necessary authorizations, consents, orders, approvals, waivers, filings and declarations of or with, Federal, state, county, municipal, regional or other governmental authorities, agencies or boards (collectively, "Governmental Actions") relating to such assumption have been duly obtained and are in full force and effect, (iii) evidence satisfactory to the Trustee that any security interest intended to be created by the Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to such assumption, (iv) an Opinion of Counsel to the effect that the Holders of the Securities of this series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such assignment and assumption and (v) an Opinion of Counsel for such Subsidiary, reasonably satisfactory in substance, scope and form to the Trustee and the Company, to the effect that (A) the supplemental indenture evidencing such assumption has been duly authorized, executed and delivered by such Subsidiary,
(B) the execution and delivery by such Subsidiary of such supplemental indenture and the consummation of the transactions contemplated thereby do not contravene any provision of law or any governmental rule applicable to such Subsidiary or any provision of such Subsidiary's charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of such Subsidiary's properties or assets under any indenture, mortgage, contract or other agreement to which such Subsidiary is a party or by which such Subsidiary or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and effect and (D) such agreement and supplemental indenture constitute the legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the rights of creditors generally.

          At the time of such assumption the Company will issue an unconditional guarantee of the Securities of this series which guarantee shall be in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will remain fully and unconditionally liable for the payment of the obligations of such assuming Subsidiary under the Securities of this series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Securities of this series. Other than the obligation to make payments of the principal of, premium, if any, and interest on the Securities of this series and payments to the Trustee under
Section 907 of the Indenture, the Company shall be released and discharged from all other obligations under the Indenture.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this   % [Floating
                                                               --
Rate] Senior Note due         :
                      --------

        (Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

and irrevocably appoints
agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.

Date:
     ----------------------------------


                                        Signature:
                                                  -----------------------------


                                        Signature Guarantee:
                                                            -------------------

     (Sign exactly as your name appears on the other side of this Security)

                               SIGNATURE GUARANTEE
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.